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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM 8-K

                         ------------------------------



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          JANUARY 14, 2002                              0-27237
--------------------------------------    --------------------------------------
  Date of Report (Date of earliest               Commission File Number
          event reported)


                          HAND BRAND DISTRIBUTION, INC.
             (Exact name of registrant as specified in its charter)


             FLORIDA                                   65-0622463
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(State or other jurisdiction of              (I.R.S. Employer Identification
 incorporation or organization)                          Number)

                              9845 N.E. 2nd AVENUE
                          MIAMI SHORES, FLORIDA 33138
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               (Address of Principal Executive Offices)(Zip Code)




                                 (305) 759-8710
             -------------------------------------------------------
              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS.

AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF OUR COMMON STOCK

In accordance with Florida law, the Board of Directors has unanimously voted to amend our Articles of Incorporation to effect a reverse split of all outstanding shares of our common stock at an exchange ratio of one-for-eight, effective as of the close of business on January 15, 2002. Under Florida Statute Section 607.10025, as amended, no shareholder approval is required.

No fractional shares will be issued in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split will be rounded up to the nearest whole share. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio would instead receive a whole share upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal.

As a result of the reverse stock split, the number of issued, outstanding and authorized shares of common stock will be reduced in accordance with the exchange ratio for the reverse stock split. The par value of our common stock would remain unchanged at $.001 per share.

Once effective, each certificate representing shares of our common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by us after the effective date until they surrender their old stock certificates for exchange. All of our convertible securities, including options, warrants, convertible debt instruments and other securities will also be automatically adjusted as of the effective date.

Our transfer agent, Florida Atlantic Transfer, Inc., 7130 Nob Hill Road, Tamarac, Florida 33321, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the effective date, shareholders and holders of securities convertible into our common stock would be notified of the effectiveness of the reverse split. Shareholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Persons who hold their shares in brokerage accounts or "street name" would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a shareholder until the shareholder has surrendered the shareholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the reverse stock split, rounded up to the nearest whole share. Shareholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

CHANGE OF TICKER SYMBOL

Effective at the opening of business on January 18, 2002, the ticker symbol for Hand Brand Distribution, Inc. (the "Company") is being changed from HBDB to HBDI. The Company's common stock is listed on the Over the Counter Bulletin Board (OTCBB).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable

(b) Not applicable

(c)      Exhibits

Articles of Amendment To Articles of Incorporation of Hand Brand Distribution, Inc.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 15, 2002             HAND BRAND DISTRIBUTION, INC.


                                    By:  /s/ John Taggart, President